Exhibit 3.1
VALUEVISION MEDIA, INC.
STATEMENT OF CANCELLATION
OF CERTIFICATE OF DESIGNATION OF
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
          The undersigned officer of ValueVision Media, Inc. (the “Company”) hereby certifies that:
          1. The name of the Company is ValueVision Media, Inc.
          2. The Company’s Board of Directors has directed that the statement fixing the rights and preferences of the Company’s Series A Redeemable Convertible Preferred Stock be canceled pursuant to Section 302A.133 of the Minnesota Statutes.
          3. There are currently no shares of Series A Redeemable Convertible Preferred Stock outstanding.
          4. The 5,339,500 shares formerly designated as Series A Redeemable Convertible Preferred Stock shall have the status of authorized but unissued, undesignated shares.
[Signature page follows]

          IN WITNESS WHEREOF, the undersigned has executed this Statement of Cancellation this 26th day of February, 2009.

VALUEVISION MEDIA, INC.

/s/ Nathan E. Fagre

Name:	Nathan E. Fagre
Title:	Senior Vice President, General
Counsel and Secretary